Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Madrigal Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	$125,174,107	N/A	$125,174,107	0.00014760	$18,476

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	$174,825,893		$174,825,893			424(b)(5)	333-56666	May 9, 2023	$19,266 (2)

	Total Offering Amounts					$300,000,000		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$18,476

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3, filed on May 7, 2024.

(2)

The Registrant is registering shares of common stock having a proposed maximum aggregate offering price of up to $300,000,000 pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to this prospectus supplement include $174,825,893 of unsold securities (the “Unsold Securities”) of the Registrant that had been previously registered pursuant to the registration statement on Form S-3 (File No. 333-256666) and a prospectus supplement, dated May 9, 2023 (the “Prior Prospectus”). In connection with the registration of the Unsold Securities on the Prior Prospectus, the Registrant paid a registration fee of $19,266 which was carried forward to the Registrant’s registration statement on Form S-3 filed on May 7, 2024 (the “2024 Automatic Shelf”) to which this prospectus supplement relates. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Prospectus was deemed terminated as of the date of effectiveness of the 2024 Automatic Shelf.